Exhibit 99

                   Carpenter Technology Corporation

    WYOMISSING, Pa.--(BUSINESS WIRE)--Nov. 12, 2004--Carpenter Technology Corporation (NYSE:CRS) today announced that certain production and maintenance employees located at Carpenter's Specialty Alloys Operations in Reading, Pennsylvania voted on November 11th not to be represented by the United Steel Workers of America for collective bargaining. The results of the election are subject to objections and final certification by the National Labor Relations Board.
    Carpenter produces and distributes specialty alloys, including stainless steels, titanium alloys and superalloys, and various engineered products. Information about Carpenter can be found on the Internet at www.cartech.com.

    CONTACT: Carpenter Technology Corporation
             Investor and Media Inquiries:
             Jaime Vasquez, 610-208-2165
             jvasquez@cartech.com